            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA
                      THE EDGAR SYSTEM ON NOVEMBER 4, 1997

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                        CAPSTONE PHARMACY SERVICES, INC.
                ------------------------------------------------
               (Exact name of issuer as specified in its charter)



            Delaware                                     11-231052
 ------------------------------              ----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


9901 East Valley Ranch Parkway, Suite 3001
            Irving, Texas                                    75063
------------------------------------------                  --------
(Address of principal executive offices)                    Zip Code


           CAPSTONE PHARMACY SERVICES, INC. 401(k) PROFIT SHARING PLAN
           -----------------------------------------------------------
                              (Full title of the Plan)

                                James D. Shelton
                            Executive Vice President,
                      Chief Financial Officer and Secretary
                        Capstone Pharmacy Services, Inc.
                   9901 East Valley Ranch Parkway, Suite 3001
                               Irving, Texas 75063
                               -------------------
                     (Name and address of agent for service)


                                 (972) 401-1541
                                 --------------
          (Telephone number, including area code, of agent for service)


                                   Copies to:

                              M. David Cox, Esquire
                   Harwell Howard Hyne Gabbert & Manner, P.C.
                           1800 First American Center
                              315 Deaderick Street
                           Nashville, Tennessee 37238
                                 (615) 256-0500


                         CALCULATION OF REGISTRATION FEE


                                            Proposed        Proposed
                                            maximum         maximum
                           Amount           offering        aggregate     Amount of
Title of securities        to be            price per       offering      registration
to be registered           registered (1)   share (2)       price         fee
-------------------        --------------   ---------       ---------     ------------
Common Stock, $.01         450,000(2)       $11.25          $5,062,500    $1,534.09
  par value

----------
(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Capstone Pharmacy Services, Inc. 401(k) Profit Sharing Plan, and such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales price on October 29, 1997 as reported in the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

           The following documents filed by Capstone Pharmacy Services, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated into this registration statement by reference:

                    1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1996.

                    2. The Registrant's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1997.

                    3. The Registrant's Quarterly Report on Form 10-Q, for the quarter ended June 30, 1997.

                    4. The Registrant's Current Report on Form 8-K dated January 2, 1997.

                    5. The Registrant's Current Report on Form 8-K dated January 31, 1997.

                    6. The Registrant's Current Report on Form 8-K dated September 30, 1997.

                    7. The description of the Registrant's shares of Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A dated June 18, 1986 filed by the Registrant to register such securities under the Securities Exchange Act of 1934, as amended by a Form 8-A/A dated July 18, 1996 and all other amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

           All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.             Description of Securities.

           Not applicable.

Item 5.             Experts.

           The financial statements and schedules of Capstone Pharmacy Services, Inc. as of December 31, 1996 and 1995 and for the year ended December 31, 1996, the ten months ended December 31, 1995 and the year ended February 28, 1995 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item 6.             Indemnification of Directors and Officers.

           Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Company has the power to indemnify directors and officers under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

           Article Eleventh of the Company's Certificate of Incorporation provides indemnification to directors and officers of the Company against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the fullest extent authorized by the General Corporation Law of the State of Delaware. Article Eleventh further permits the Company to maintain insurance, at its expense, to protect itself and any such director or officer of the Company or another enterprise against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware. The Company has purchased directors' and officers' liability insurance.

Item 7.             Exemption from Registration Claimed.

           Not applicable.

Item 8.             Exhibits.

           The following Exhibits are filed as part of this Registration
Statement:

           4 Capstone Pharmacy Services, Inc. 401(k) Profit Sharing Plan and Trust, as amended (the "401(k) Plan")

           5*     Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

           23.1   Consent of Arthur Andersen LLP

           23.2 Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in Exhibit 5)

           24     Power of Attorney (contained on signature page in
                  Part II of the Registration Statement)
------------------------

   * See undertaking 8(b) at Item 9 concerning submission of the 401(k) Plan to the Internal Revenue Service.


Item 9.             Undertakings.

           (a)  The undersigned Registrant hereby undertakes:

                    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           8(b) The undersigned registrant hereby undertakes to submit the 401(k) Plan and any amendment thereto to the Internal Revenue
Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plan under the Employment Retirement Income Security Act of 1974, as amended.

                           SIGNATURES AND POWER OF ATTORNEY

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on October __, 1997.

                                           CAPSTONE PHARMACY SERVICES, INC.


                                           By: /s/ James D. Shelton
                                               ---------------------------------
                                               James D. Shelton
                                               Executive Vice President, Chief
                                                 Financial Officer and Secretary


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Shelton and Robert Della Valle, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be lawfully done in connection with any such filing, as fully as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                           Date
---------                            -----                           ----
/s/ Joseph F. Furlong, III           Director                        October __, 1997
--------------------------
Joseph F. Furlong, III


/s/ John Haronian                    Director                        October __, 1997
--------------------------
John Haronian


/s/ Morris A. Perlis                 Director                        October __, 1997
--------------------------
Morris A. Perlis

/s/ Albert Reichmann                 Director                        October __, 1997
--------------------------
Albert Reichmann


/s/ Allan C. Silber                  Director and                    October __, 1997
--------------------------           Principal
Allan C. Silber                      Executive Officer



/s/ Edward Sonshine                  Director                        October __, 1997
--------------------------
Edward Sonshine, Q.C.


/s/ Gail Wilensky                    Director                        October __, 1997
--------------------------
Gail Wilensky, Ph.D.


/s/ John E. Zuccotti                 Director                        October __, 1997
--------------------------
John E. Zuccotti


/s/ James D. Shelton                 Principal                       October __, 1997
--------------------------           Financial Officer
James D. Shelton                     and Principal
                                     Accounting Officer



         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Capstone Pharmacy Services, Inc. 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on October __, 1997.

                                          THE CAPSTONE PHARMACY SERVICES, INC.
                                          401(k) PROFIT SHARING PLAN


                                          By:  CAPSTONE PHARMACY SERVICES, INC.


                                          By:  /s/ James D. Shelton
                                               -------------------------------
                                               James D. Shelton
                                               Executive Vice President, Chief
                                               Financial Officer and Secretary

                        CAPSTONE PHARMACY SERVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

Exhibit No.                                                                                         Page
-----------                                                                                         ----
     4            Capstone Pharmacy Services, Inc.
                  401(k)Profit Sharing Plan and Trust, as amended....................................

     5            Opinion of Harwell Howard Hyne Gabbert & Manner, P.C...............................

    23.1          Consent of Arthur Andersen LLP.....................................................

    23.2          Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in Exhibit 5).....

    24            Power of Attorney (contained on signature page in Part II of the Registration
                  Statement).........................................................................